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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             FORM 8-K CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                       July 20, 2004 (July 14, 2004)

                                MICROISLET, INC.
               (Exact Name of Registrant as Specified in Charter)

            Nevada                     001-32202                88-0408274
            ------                     ---------                ----------
 (State or Other Jurisdiction    (Commission File Number)     (IRS Employer
      of Incorporation)                                     Identification No.)


6370 Nancy Ridge Drive, Suite 112, San Diego, California            92121
--------------------------------------------------------            -----
        (Address of Principal Executive Offices)                 (Zip Code)

                                 (858) 657-0287
                                 --------------
              (Registrant's telephone number, including area code)


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Item 5. Other Events Regulation FD Disclosure


         On July 20, 2004, MicroIslet, Inc. (the "Company") issued a press release announcing the appointment of Myron A. Wick III and Cynthia Ekberg Tsai to the board of directors. A copy of the press release is attached as Exhibit
99.1 and incorporated herein by reference. Mr. Wick and Ms. Tsai were recommended by the Nominating and Governance Committee to the full board, and appointed by the board as directors on July 14, 2004. Neither has been designated to serve on any board committees. Mr. Wick was recommended to the Nominating and Governance Committee by a security holder, and Ms. Tsai was recommended to the Nominating and Governance Committee by the Company's investor relations firm.

         Mr. Wick controls D-W Investments, LLC, an investor in the Company's recent private placement completed in March 2004. Mr. Wick also provided services as a placement agent in connection with the sale of 1,115,384 shares of common stock, representing $1,450,000 in gross proceeds, in that private placement. As a placement agent fee, Mr. Wick received 89,231 shares of common stock and a two-year warrant to purchase 89,231 shares of common stock at $1.30 per share. The shares and the shares underlying the warrants are registered for resale on a Form S-2, SEC File No. 333-116033.

Item 7.  Financial Statements and Exhibits

(a)      Not applicable

(b)      Not applicable

(c)      Exhibits

         99.1     Press release dated July 20, 2004





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   MICROISLET, INC.


Date: July 20, 2004             By:  /S/ William G. Kachioff
                                     -----------------------------------------
                                     William G. Kachioff
                                     Vice President, Finance and Chief Financial
                                        Officer






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